UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2010

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On June 3, 2010, Redpoint Bio Corporation (the “Company”) held its annual meeting of stockholders. Matters voted on by stockholders included (1) the election of six directors to the Company’s Board of Directors and (2) the ratification of the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010. There were represented at the meeting, either in person or by proxy, 53,454,023 shares of the Company’s common stock out of a total number of 79,838,693 shares of the Company’s common stock outstanding and entitled to vote at the meeting.  The results of the stockholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
F. Raymond Salemme, Ph.D.	30,977,222 Shares	8,096,594 Shares	14,379,707 Shares
Allen Bloom, Ph.D.	30,977,222 Shares	8,097,094 Shares	14,379,207 Shares
Robert Chefitz	30,977,222 Shares	8,096,594 Shares	14,379,707 Shares
Leif Kjaergaard, Ph.D.	30,977,222 Shares	8,096,594 Shares	14,379,707 Shares
Irwin Scher, M.D.	30,977,222 Shares	8,096,594 Shares	14,379,707 Shares
Richard P. Shanley, CPA	30,977,222 Shares	8,096,594 Shares	14,379,707 Shares

2.  With respect to the ratification of the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010, the votes were as follows:

For	Against	Abstain
44,430,802 Shares	714,113 Shares	8,309,108 Shares

The foregoing votes reflect that all of the director nominees were elected and KPMG LLP was ratified as the Company’s independent registered public accounting firm for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: June 4, 2010

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary